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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 28, 1995, with respect to the financial statements of INDSPEC Holding Corporation included in the Prospectus of Occidental Petroleum Corporation that is made a part of this Registration Statement.

                                          ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

February 21, 1996